                                                                   EXHIBIT 4(d)

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

                                    WARRANT

                 TO PURCHASE ________ SHARES OF COMMON STOCK OF

                        CEREUS TECHNOLOGY PARTNERS, INC.


    No. ______                                                 February 8, 2000



                  THIS CERTIFIES THAT, for value received, _____________ or (subject to the restrictions on transfer contained herein and the provisions of the Registration Rights Agreement (as hereinafter defined)) its registered assigns (the "Holder") is entitled to purchase from Cereus Technology Partners, Inc., a Delaware corporation (the "Company"), at any time or from time to time after 9:00 a.m., Atlanta, Georgia time, on the date hereof and prior to 5:00 p.m., Atlanta, Georgia time, on February 8, 2003 (the "Expiration Date"), at the place where the Warrant Agency (as hereinafter defined) is located, at the Exercise Price (as hereinafter defined), the number of shares of common stock, $.01 par value (the "Common Stock"), of the Company specified above, all subject to adjustment and upon the terms and conditions as hereinafter provided.

                  Capitalized terms used and not otherwise defined in this Warrant shall have the meanings set forth in Article V hereof.



                                   ARTICLE I

                              EXERCISE OF WARRANTS

                  1.1. Method of Exercise. To exercise this Warrant in whole or in part, the Holder shall deliver to the Company at the Warrant Agency: (a) this Warrant; (b) a written notice, substantially in the form of the subscription notice attached hereto as Annex 1, of such Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, the denominations of the share certificate or certificates desired and the name or names of the Eligible Holder(s) in which such certificates are to be registered; and (c) payment of the Exercise Price with respect to such shares of Common Stock. Such payment may be made, at the option of the Holder, by cash, money order, certified or bank cashier's check or wire transfer.

                  The Company shall, as promptly as practicable and in any event within five (5) Business Days thereafter, execute and deliver or cause to be executed and delivered, in accordance with such subscription notice, a certificate or certificates representing the aggregate number of shares of Common Stock specified in said notice. The share certificate or certificates so delivered shall be in such denominations as may be specified in such notice (or, if such notice shall not specify denominations, one certificate shall be issued) and shall be issued in the name of the Holder or such other name or names of Eligible Holder(s) as shall be designated in such notice. Such certificate or certificates shall be deemed to have been issued, and such Holder or any other person so designated to be named therein shall be deemed for all purposes to have become holders of record of such shares, as of the date the aforementioned notice is received by the Company. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the certificate or certificates, deliver to the Holder a new Warrant evidencing the right to purchase the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant. The Company shall pay all expenses payable in connection with the preparation, issuance and delivery of share certificates and new Warrants as contemplated by Section 2.6 below (other than transfer or similar taxes in connection with the transfer of securities), except that, if share certificates or new Warrants shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Holder at the time of delivering the aforementioned notice or promptly upon receipt of a written request of the Company for payment.

                  If this Warrant shall be surrendered for exercise within any period during which the transfer books for shares of the Common Stock of the Company or other securities purchasable upon the exercise of this Warrant are closed for any purpose, the Company shall not be required to make delivery of certificates for the securities purchasable upon such exercise until the date of the reopening of said transfer books.

                  1.2. Shares To Be Fully Paid and Nonassessable. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable.

                  1.3. No Fractional Shares To Be Issued. The Company shall not be required to issue fractions of shares of Common Stock upon exercise of this Warrant. If any fraction of a share would, but for this Section, be issuable upon any exercise of this Warrant, in lieu of such fractional share the Company shall pay to the Holder, in cash, an amount equal to the

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

same fraction of the Average Closing Price per share of outstanding shares of Common Stock on the Business Day immediately prior to the date of such exercise.

                  1.4. Securities Laws; Share Legend. The Holder, by acceptance of this Warrant, agrees that this Warrant and all shares of Common Stock issuable upon exercise of this Warrant will be disposed of only in accordance with the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder. In addition to any other legend which the Company may deem advisable under the Securities Act and applicable state securities laws, all certificates representing shares of Common Stock (as well as any other securities issued hereunder in respect of any such shares) issued upon exercise of this Warrant shall be endorsed as follows:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

                  Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act) shall also bear such legend unless, in the opinion of counsel (in form and substance reasonably satisfactory to the Company) selected by the Holder of such certificate and reasonably acceptable to the Company, the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act.

                                   ARTICLE II

                     WARRANT AGENCY; TRANSFER, EXCHANGE AND
                             REPLACEMENT OF WARRANT

                  2.1. Warrant Agency. Until such time, if any, as an independent agency shall be appointed by the Company to perform services described herein with respect to this Warrant (the "Warrant Agency"), the Company shall perform the obligations of the Warrant Agency provided herein at its principal office address or such other address as the Company shall specify by prior written notice to the Holder.

                  2.2. Ownership of Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by any person other than the Company) for

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

all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this
Article II.

                  2.3. Transfer of Warrant. This Warrant may only be transferred to a purchaser subject to and in accordance with this Section 2.3, and any attempted transfer which is not in accordance with this Section 2.3 shall be null and void and the transferee shall not be entitled to exercise any of the rights of the holder of this Warrant. The Company agrees to maintain at the Warrant Agency books for the registration of such transfers of Warrants, and transfer of this Warrant and all rights hereunder shall be registered, in whole or in part, on such books, upon surrender of this Warrant at the Warrant Agency in accordance with this Section 2.3, together with a written assignment of this Warrant, substantially in the form of the assignment attached hereto as Annex 2, duly executed by the Holder or its duly authorized agent or attorney-in-fact, with signatures guaranteed by a bank or trust company or a broker or dealer registered with the NASD, and funds sufficient to pay any transfer taxes payable upon such transfer. Upon surrender of this Warrant in accordance with this Section 2.3, the Company (subject to being satisfied that such transfer is in compliance with Section 1.4) shall execute and deliver a new Warrant or Warrants of like tenor and representing in the aggregate the right to purchase the same number of shares of Common Stock in the name of the assignee or assignees and in the denominations specified in the instrument of assignment, and this Warrant shall promptly be canceled. Notwithstanding the foregoing, a Warrant may be exercised by a new holder without having a new Warrant issued. The Company shall not be required to pay any Federal or state transfer tax or charge that may be payable in respect of any transfer of this Warrant or the issuance or delivery of certificates for Common Stock in a name other than that of the registered holder of this Warrant.

                  2.4. Division or Combination of Warrants. This Warrant may be divided or combined with other Warrants, in connection with the partial exercise of this Warrant, upon surrender hereof and of any Warrant or Warrants with which this Warrant is to be combined at the Warrant Agency, together with a written notice specifying the names and denominations in which the new Warrant or Warrants are to be issued, signed by the holders hereof and thereof or their respective duly authorized agents or attorneys-in-fact. Subject to compliance with Section 2.3 as to any transfer which may be involved in the division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                  2.5. Loss, Theft, Destruction of Warrant Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security (in customary form) reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Warrant and upon reimbursement of the Company's reasonable incidental expenses, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

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

                  2.6. Expenses of Delivery of Warrants. Except as otherwise expressly provided herein, the Company shall pay all expenses (other than transfer taxes as described in Section 2.3) and other charges payable in connection with the preparation, issuance and delivery of Warrants hereunder and shares of Common Stock upon the exercise hereof.

                                  ARTICLE III

                            ANTIDILUTION PROVISIONS

                  3.1. Adjustments Generally. The Exercise Price and the number of shares of Common Stock (or other securities or property) issuable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events, as provided in this Article III.

                  3.2. Common Share Reorganization. If the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares or consolidate its outstanding shares of Common Stock into a smaller number of shares (any such event being called a "Common Share Reorganization"), then (a) the Exercise Price shall be adjusted, effective immediately after the record date at which the holders of shares of Common Stock are determined for purposes of such Common Share Reorganization, to a price determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date before giving effect to such Common Share Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such Common Share Reorganization, and (b) the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be adjusted, effective at such time, to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Common Share Reorganization by a fraction, the numerator of which shall be the number of shares outstanding after giving effect to such Common Share Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such Common Share Reorganization.

                  3.3. Common Share Distribution. (a) If, other than in an Exempt Distribution, the Company shall issue or otherwise sell any shares of its Common Stock (any such issuance or sale other than an Exempt Distribution, including any event described in paragraphs (b) and (c) of this Section 3.3, hereafter being called a "Common Share Distribution"), the Exercise Price shall be reduced to the price (calculated to the nearest cent) determined by multiplying the Exercise Price in effect immediately prior to such Common Share Distribution by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such Common Share Distribution multiplied by the Appraised Fair Market Value on the date of such Common Share Distribution plus (B) the consideration received by the Company upon such Common Share Distribution, and the denominator of which shall be the product of (1) the total number of shares of Common Stock outstanding immediately after such Common Share Distribution,


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

multiplied by (2) the Appraised Fair Market Value on the date of such Common Share Distribution.

                  No adjustment of the Exercise Price shall be made in an amount less than 1% of such Exercise Price, but any such lesser adjustment shall be carried forward and shall be made at the time of, and together with, the next subsequent adjustment which together with any adjustments so carried forward shall aggregate an amount equal to or greater than 1% of such Exercise Price.

                  If any Common Share Distribution shall require an adjustment to the Exercise Price pursuant to the foregoing provisions of this Section 3.3, then effective at the time such adjustment is made, the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Common Share Distribution by a fraction, the numerator of which shall be the number of shares outstanding immediately after giving effect to such Common Share Distribution and the denominator shall be the sum of the number of shares outstanding immediately before giving effect to such Common Share Distribution plus the number of shares of Common Stock which the aggregate consideration received by the Company with respect to such Common Share Distribution would purchase at the Appraised Fair Market Value on the date of such Common Share Distribution (before giving effect to such Common Share Distribution). The provisions of this Section 3.3 shall not operate to increase the Exercise Price or reduce the number of shares of Common Stock subject to purchase upon exercise of this Warrant.

                  (b) If, other than in an Exempt Distribution, the Company shall issue, sell, distribute or otherwise grant in any manner (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any warrants or options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights, warrants or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which shares of Common Stock are issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the aggregate amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Appraised Fair Market Value on the date of granting such Options (before giving effect to such grant), then, for purposes of paragraph (a) above, the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of all such Convertible Securities issuable

                                       6
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upon the exercise of such Options shall be deemed to have been issued as of the date of granting of such Options and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor; provided, however, upon the expiration or termination of Convertible Securities or Options, if any thereof shall not have been converted, exchanged or exercised, the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (b) shall be reduced by such number of shares as to which Convertible Securities or Options shall have expired or terminated unexercised, and such shares shall no longer be deemed to be issued and outstanding, and the Exercise Price then in effect shall be readjusted and thereafter be the price which it would have been had adjustment been made on the basis of the issuance only of shares actually issued pursuant to such Convertible Securities or Options. Except as otherwise provided in paragraph
(d) below, no additional adjustment of the Exercise Price shall be made upon the actual exercise of such Options or upon conversion or exchange of such Convertible Securities.

                  (c) If, other than in an Exempt Distribution, the Company shall issue, sell or otherwise distribute (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which shares of Common Stock are issuable upon such conversion or exchange (determined by dividing (i) the aggregate amount received or receivable by the Company as consideration for the issue, sale or distribution of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Appraised Fair Market Value on the date of such issue, sale or distribution (before giving effect to such issue, sale or distribution), then, for purposes of paragraph (a) above, the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issue, sale or distribution of such Convertible Securities and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor; provided, however, upon the expiration or termination of Convertible Securities or Options, if any thereof shall not have been converted, exchanged or exercised, the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (c) shall be reduced by such number of shares as to which Convertible Securities or Options shall have expired or terminated unexercised, and such shares shall no longer be deemed to be issued and outstanding, and the Exercise Price then in effect shall be readjusted and thereafter be the price which it would have been had adjustment been made on the basis of the issuance only of shares actually issued pursuant to such Convertible Securities or Options. Except as otherwise provided in paragraph
(d) below, no additional adjustment of the Exercise Price shall be made upon the actual conversion or exchange of such Convertible Securities, and, if any such issue, sale or distribution of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments to the Exercise Price have been or are to be made pursuant to other provisions of this Section 3.3, no further adjustment of the Exercise Price shall be made by reason of such issue, sale or distribution.

                  (d) If the purchase price provided for in any Option referred to in paragraph (b) above, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph (b) or (c) above, or the rate at which any Convertible Securities referred to in paragraph (b) or (c) above are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this Article III), the Exercise Price then in effect shall forthwith be readjusted (effective only with respect to any exercise of this Warrant after such readjustment) to the Exercise Price which would then be in effect had the adjustment made upon the issue, sale, distribution or grant of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be; provided, however, that such readjustment shall give effect to such change only with respect to such Options and Convertible Securities as then remain outstanding.

                  (e) If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, after deduction therefrom of any expenses incurred and any underwriting commission or concessions paid or allowed by the Company in connection therewith. If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the Fair Market Value of such consideration, after deduction of any expenses incurred and any underwriting commissions or concessions paid or allowed by the Company in connection therewith. If any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the Fair Market Value of such portion of the assets and business of the nonsurviving corporation as shall be attributable to such shares of Common Stock, Option or Convertible Securities, as the case may be. If any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for an amount of consideration equal to the Fair Market Value thereof.

                  3.4. Capital Reorganization. If there shall be any consolidation or merger to which the Company is a party, other than a consolidation or a merger in which the Company is a continuing corporation and which does not result in any reclassification of, or change (other than a Common Share Reorganization or a change in par value) in, outstanding shares of Common Stock, or any sale or conveyance of the property of the Company as an entirety or substantially as an entirety (any such event being called a "Capital Reorganization"), then, effective upon the effective date of such Capital Reorganization, the Holder shall have the right to purchase, upon exercise of this Warrant, the kind and amount of shares of stock and

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other securities and property (including cash) which the Holder would have owned or have been entitled to receive after such Capital Reorganization if this Warrant had been exercised immediately prior to such Capital Reorganization. As a condition to effecting any Capital Reorganization, the Company or the successor or surviving corporation, as the case may be, shall execute and deliver to the Holder and to the Warrant Agency an agreement as to the Holder's rights in accordance with this Section 3.4, providing for subsequent adjustments as nearly equivalent as may be practicable to the adjustments provided for in this Article III. The provisions of this Section
3.4 shall similarly apply to successive Capital Reorganizations.

         3.5. Adjustment Rules. (a) Any adjustments pursuant to this Article III shall be made successively whenever an event referred to herein shall occur.

         (b) No adjustment shall be made pursuant to this Article III in respect of the issuance from time to time of shares of Common Stock upon the exercise of this Warrant.

         (c) If the Company shall set a record date to determine the holders of shares of Common Stock for purposes of a Common Stock Reorganization or Capital Reorganization and shall legally abandon such action prior to effecting such action, then no adjustment shall be made pursuant to this Article III in respect of such action.

         3.6. Proceeding Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Article III, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock which the Holder is entitled to receive upon exercise hereof.

         3.7. Notice of Dividends, Distributions and Adjustments. The Company shall give notice to the Holder at least fifteen (15) days prior to any record date in respect of the payment of dividends or other distributions on the Common Stock, or in respect of any Common Share Reorganization or Capital Reorganization describing, in each case, such event in reasonable detail and specifying such record date. In addition, no later than 15 days after the effective date or record date, as the case may be, of any Common Share Reorganization, Common Share Distribution or Capital Reorganization or any other action that requires an adjustment pursuant to this Article III or any grant, issuance or sale covered by Section 3.9, the Company shall give notice to the Holder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and the computation thereof. If the required adjustment is not determinable at the time of such notice, the Company shall give notice to the Holder of such adjustment and computation promptly after such adjustment becomes determinable.

         3.8. Dividends Not Paid Out of Earnings or Earned Surplus. In the event the Company shall declare a dividend upon the Common Stock (other than a dividend payable in Common Stock) payable otherwise than out of earnings or earned surplus, determined in

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accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries (herein referred to as "Liquidating Dividends"), then, as soon as possible after the exercise of this Warrant, the Company shall pay to the person exercising such Warrant an amount equal to the aggregate value at the time of such exercise of all Liquidating Dividends (including but not limited to the Common Stock which would have been issued at the time of such earlier exercise and all other securities which would have been issued with respect to such Common Stock by reason of stock splits, stock dividends, mergers or reorganizations, or for any other reason). For the purposes of this Paragraph 3.8, a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors of the Company.

                  3.9. Grant, Issue or Sale of Options, Convertible Securities, or Rights. If at any time or from time to time the Company shall grant, issue or sell any Options, Convertible Securities or rights to purchase property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock of the Company and such grants, issuances or sales do not result in an adjustment of the Purchase Price under Section 3.3 hereof, then the holder of this Warrant shall be entitled to acquire (within thirty (30) days after the later to occur of the initial exercise date of such Purchase Rights or receipt by such holder of the notice concerning Purchase Rights as to which such holder may be entitled under Paragraph 3.7) and upon the terms applicable to such Purchase Rights either:

                           (i) the aggregate Purchase Rights which such holder
could have acquired if it had held the number of shares of Common Stock acquirable upon exercise of this Warrant immediately before the grant, issuance or sale of such Purchase Rights, provided that if any Purchase Rights were distributed to holders of Common Stock without the payment of additional consideration by such holders, the corresponding Purchase Rights shall be distributed to the exercising holder of this Warrant as soon as possible after such exercise and it shall not be necessary for the exercising holder of this Warrant specifically to request delivery of such rights; or

                           (ii) in the event that any such Purchase Rights shall
have expired or shall expire prior to the end of said thirty (30) day period, the number of shares of Common Stock or the amount of property which such holder could have acquired upon such exercise at the time or times at which the Company granted, issued or sold such expired Purchase Rights.

                  3.10. Adjustment by Board of Directors. If any event occurs as to which, in the opinion of the Board of Directors of the Company, the provisions of this Article III are not strictly applicable or if strictly applicable would not fairly protect the rights of the holder of this Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Exercise Price or

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decreasing the number of shares of Common Stock into which the Warrant is exercisable as otherwise determined pursuant to any of the provisions of this
Article III except in the case of a combination of shares of a type contemplated in Section 3.2 and then in no event to an amount larger than the Exercise Price as adjusted pursuant to Section 3.2.

                                   ARTICLE IV

                                  CALL OPTION

                  4.1. Company Right to Purchase. The Holder hereby grants to the Company the right to purchase this Warrant (in whole only and not in part) for cash (the "Call Option") at a purchase price equal to the product of $0.01 multiplied by the number of shares of Common Stock for which this Warrant is then exercisable (the "Call Price"); provided, however, that the Call Option shall only be exercisable (i) if the closing bid price of the Common Stock for twenty (20) consecutive trading days is at least equal to two (2) times the Exercise Price then in effect and (ii) if a registration statement under the Securities Act is effective on the Call Date that registers all the Common Stock issuable upon the exercise of this Warrant (the "Registrable Stock"). The Company agrees (i) to prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one hundred twenty (120) days from the Call Date (or such lesser time as necessary to permit each seller of Registrable Stock to complete the distribution described in such registration statement) and (ii) to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement. In connection therewith, the Company will as expeditiously as possible;

                  (i) furnish to each seller of Registrable Stock such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Stock owned by such seller;

                  (ii) use its reasonable best efforts to register or qualify such Registrable Stock under the securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Stock owned by such seller, provided that the Company will not be required (A) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (B) to subject itself to taxation in any such jurisdiction or (C) to consent to general service of process in any such jurisdiction;

                  (iii) notify each seller of such Registrable Stock, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                  (iv) cause all such Registrable Stock to be listed on each securities exchange on which similar securities issued by the Company are then listed and to be qualified for trading on each system on which similar securities issued by the Company are from time to time qualified;

                  (v) provide a transfer agent and registrar for all such Registrable Stock not later than the effective date of such registration statement and thereafter maintain such a transfer agent and registrar; and

                  (vi) use its reasonable best efforts promptly to obtain the withdrawal of any stop order that is issued suspending the effectiveness of such registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Stock included in such registration statement for sale in any jurisdiction.


         4.2 Notice to Holder. If the Company elects to exercise its Call Option pursuant to this Article IV, then at least fifteen (15) Business Days but not more than sixty (60) Business Days before the Call Date, the Company shall mail or cause to be mailed a redemption notice (the "Notice") by first-class mail to Holder at Holder's address as it appears on the books maintained by the Warrant Agency. The Notice shall state: (i) the Call Date;
(ii) the Call Price; (iii) the then current Exercise Price; (iv) that this Warrant must be presented and surrendered to the Warrant Agency to collect the Call Price; (v) that this Warrant may be exercised at any time before the close of business on the fifth (5th) Business Day immediately preceding the Call Date (the "Exercise Termination Date"); (vi) that, if the Holder wishes to exercise this Warrant, the Holder must satisfy the requirements of Article I hereof prior to the Exercise Termination Date; and (vii) that, unless the Company defaults in making the payment of the Call Price, the only remaining right of Holder after the Exercise Termination Date shall be to receive payment of the Call Price upon presentation and surrender of this Warrant to the Warrant Agency.

         4.3 Payment upon Surrender of Warrant. If the Company elects to exercise its Call Option pursuant to this Article IV, and the Holder does not exercise this Warrant prior to the Exercise Termination Date, the Company shall pay the Call Price to the Holder in accordance with the Notice upon presentation and surrender by the Holder of this Warrant to the Warrant Agency.

                                   ARTICLE V

                                  DEFINITIONS

                  The following terms, as used in this Warrant, have the following respective meanings:

                  "Appraised Fair Market Value" means, as of any date, in respect of shares of Common Stock, the Average Closing Price, if clauses (i),
(ii) or (iii) of the definition of Average Closing Price applies or, if clause
(iv) of such definition obtains, the Fair Market Value per share of Common Stock, as determined by a qualified independent appraiser of national standing having not less than five (5) years' experience in the valuation of securities, the selection of which is mutually agreed by the Holder and the Company. In all cases where Appraised Fair Market Value is determined by an independent appraiser, as aforesaid, one half of such appraiser's fees and expenses shall be paid by each of the Holder and the Company. For the purposes of this definition, the agreement of the Holders of a majority in interest of the Warrants issued as of this date shall be deemed to be approval of all Holders of Warrants issued pursuant to the Securities Purchase Agreement.

                  "Average Closing Price" means, as of any date, (i) if shares of Common Stock are listed on a national securities exchange, the average of the closing sale prices per share therefor on the largest securities exchange on which such shares are traded on the last ten (10) trading days before such date; (ii) if such shares are listed on The Nasdaq National Market but not on any national securities exchange, the average of the average of the closing bid and asked prices per share therefor on The Nasdaq National Market on the last ten (10) trading days before such date; (iii) if such shares are not listed on either a national securities exchange or The Nasdaq National Market, the average of the average of the closing bid and asked prices per share therefor in the over the counter market on the last twenty (20) trading days before such date; or (iv) if no such sales prices are available, the Fair Market Value of the Company per share of outstanding Common Stock as of such date.

                  "Business Days" means each day in which banking institutions in Atlanta, Georgia are not required or authorized by law or executive order to close.

                  "Call Date" means the Business Day fixed by the Company upon which this Warrant shall be called in accordance with Article IV.

                  "Call Option" has the meaning set forth in Section 4.1.

                  "Call Price" has the meaning set forth in Section 4.1.

                  "Capital Reorganization" has the meaning set forth in Section 3.4.

                  "Commission" has the meaning set forth in Section 1.4.

                  "Common Share Distribution" has the meaning set forth in
Section 3.3(a).

                  "Common Share Reorganization" has the meaning set forth in
Section 3.2.

                  "Common Stock" has the meaning set forth in the first paragraph of this Warrant.

                  "Company" has the meaning set forth in the first paragraph of this Warrant.

                  "Convertible Securities" has the meaning set forth in Section 3.3(b).

                  "Eligible Holder" means the Holder and any permitted transferee of the Holder pursuant to and in accordance with this Warrant and the Registration Rights Agreement.

                  "Exempt Distribution" means an issuance or other sale by the Company of any shares of its Common Stock:

                          (i) pursuant to a Common Share Reorganization;

                          (ii) (a) to the Company's officers or directors or (b)
to the Company's officers, directors or employees pursuant to employee stock option, benefit or incentive plans established for their benefit, whether in existence on the date hereof or approved by the Board of Directors of the Company after the date hereof;

                          (iii) at a price per share of more than the greater of
(a) the Exercise Price or (b) eighty percent (80%) of the Appraised Fair Market Value, which in the case of an issuance in connection with a merger or acquisition shall be measured on the date of the execution of the definitive documentation with respect to such merger or acquisition;

                          (iv) upon the conversion or exercise of any options,
warrants or other convertible securities of the Company outstanding on February 8, 2000; or

                          (v) to the Holder or any Affiliate thereof.

                  "Exercise Price" means US $10.00 per share of Common Stock, subject to adjustment pursuant to Article III.

                  "Exercise Termination Date" has the meaning set forth in
Section 4.1.

                  "Expiration Date" has the meaning set forth in the first paragraph of this Warrant.

                  "Fair Market Value" means the fair market value of the business, property or assets in question as determined in good faith by the Board of Directors of the Company and unless waived by a majority in interest of the Holders of the Warrants issued as of this date confirmed by an independent nationally recognized financial advisor with expertise in valuing companies of this type, or determined as otherwise specifically provided herein.

                  "Holder" has the meaning set forth in the first paragraph of this Warrant.

                  "NASD" means The National Association of Securities Dealers, Inc.

                  "Notice" has the meaning set forth in Section 4.2.

                  "Options" has the meaning set forth in Section 3.3(b).

                   "Registration Rights Agreement" means the Registration Rights Agreement dated as of February 8, 2000 by and among the Company and the purchasers of the Warrants.

                  "Securities Act" means the Securities Act of 1933, as amended, and any successor Federal statute, and the rules and regulations of the Securities and Exchange Commission (or its successor) thereunder, all as the same shall be in effect from time to time.

                  "Warrant Agency" has the meaning set forth in Section 2.1.

                  "Warrants" means this Warrant and the other Warrants issued as of the date hereof.



                                   ARTICLE VI

                                 MISCELLANEOUS

                  6.1. Governing Law. This Warrant shall be governed in all respects by the laws of the State of Delaware, without reference to its conflicts of law principles.

                  6.2. Covenants To Bind Successor and Assigns. All covenants, stipulations, promises and agreements contained in this Warrant by or on behalf of the Company shall bind its successors and assigns, whether or not so expressed.

                  6.3. Entire Agreement. This Warrant constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenant except as specifically set forth herein or therein.

                  6.4. Waivers and Amendments. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the Holders of a majority in interest of the Warrants then outstanding; provided, however, that no such amendment, modification or waiver shall, without the written consent of the Holders of any Warrant, (a) change the number of shares of Common Stock subject to purchase upon exercise of such Warrant, the Exercise Price or provisions for payment thereof or (b) amend, modify or waive the provisions of Section 6.4 or Article III of such Warrant.

                  Any such amendment, modification or waiver effected pursuant to this Section shall be binding upon the Holders of all Warrants and upon the Company, except as provided in the proviso to the last sentence of the preceding paragraph. In the event of any such amendment, modification or waiver the Company shall give prompt notice thereof to all holders of Warrants and, if appropriate, notation thereof shall be made on all Warrants thereafter surrendered for registration of transfer or exchange.

                  6.5. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be mailed by express, registered or certified mail, postage prepaid, return receipt requested, sent by telecopy (with confirmation of transmission received and followed by the posting of a "hard copy" of the notice or communication by first-class U.S.
mail), or by courier service guaranteeing overnight delivery with charges prepaid, or otherwise delivered by hand or by messenger, and shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered or telecopied to such party at its address set forth below (or at such other address as such party shall specify to the other parties hereto in writing), or, if sent by registered or certified mail, on the third business day after the day on which mailed, addressed to such party at such address.

                  In the case of the Holder, such notices and communications shall be addressed to its address as shown on the books maintained by the Warrant Agency, unless the Holder shall notify the Company and the Warrant Agency in writing that notices and communications should be sent to a different address, in which case such notices and communications shall be sent to the address specified by the Holder. In the case of the Company, such notices and communications shall be addressed as follows: Attention: Chief Financial Officer, Cereus Technology Partners, Inc., 1000 Abernathy Road, 400 Northpark, Suite 1000, Atlanta, Georgia 30328.

                  6.6. Survival of Agreements; Representations and Warranties, etc. All warranties, representations and covenants made by the Company herein shall be considered to have been relied upon by the Holder and shall survive the issuance and delivery of the Warrant, regardless of any investigation made by the Holder, and shall continue in full force and effect so long as this Warrant is outstanding.

                  6.7. Severability. In case any one or more of the provisions contained in this Warrant shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  6.8. Section Headings. The section headings used herein are for convenience of reference only, do not constitute a part of this Warrant and shall not affect the construction of or be taken into consideration in interpreting this Warrant.

                  6.9. No Rights as Stockholder; No Limitations on Company Action. This Warrant shall not entitle the Holder to any rights as a stockholder of the Company. No provision of this Warrant and no right or option granted or conferred hereunder shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its certificate of incorporation, reorganize, consolidate or merge with or into another corporation or to transfer all or any part of its property or assets, or the exercise of any other of its corporate rights or powers.


                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized representative.

                             CEREUS TECHNOLOGY PARTNERS, INC.



                             By:
                                ------------------------------------------------
                                Name: Steven A. Odom
                                Title: Chairman and Chief Executive Officer

                                                                        Annex 1

                              SUBSCRIPTION NOTICE

                                                         Dated:________________

                  The undersigned hereby irrevocably elects to exercise the right of purchase evidenced by the attached Warrant for, and to purchase thereunder, __________ shares of Common Stock of Cereus Technology Partners, Inc. as provided for therein. The undersigned tenders herewith payment of the Exercise Price (as defined in the attached Warrant) for such shares in the form of cash, money order, certified or bank cashier's check or wire transfer.



                 Instructions for Registration of Common Stock

         Please issue a certificate or certificates for such shares of Common Stock in the following name or names and denominations:



Name:_________________________________________________
       (Please typewrite or print in block letters.)


Address:______________________________________________


Denomination:_________________________________________



                         Representations and Warranties

                  In connection with the exercise of the attached Warrant, the undersigned hereby represents and warrants that:

                  (i) unless registered pursuant to a Registration Rights agreement or otherwise, it recognizes that the shares of Common Stock issuable pursuant to the attached Warrant have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws, and may not transferred, sold, or offered for sale unless registered pursuant to the Securities Act and all applicable state securities laws or unless an exemption from such registration in available and the Company has received an opinion to that effect from counsel reasonably satisfactory to the Company;

                  (ii) it recognizes that the shares of Common Stock issuable pursuant to the attached Warrant are subject to, and are transferable only upon compliance with, the provisions of the Registration Rights Agreement;

                  (iii) if the undersigned is an individual, the undersigned is an "accredited investor" as that term is defined in Rule 501(a)(5) or (6) of Regulation D promulgated under the Securities Act by reason that the undersigned is an individual (i) having an individual net worth, or a joint net worth with the undersigned's spouse, at the time of the purchase that exceeds $1,000,000, or (ii) who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the undersigned's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or if the undersigned is a corporation or other entity, the undersigned is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act; and

                  (iv) it is purchasing the shares of Common Stock for investment and not with a view to resale or distribution or any present intention to resell or distribute, except in compliance with the Securities Act and all applicable state securities laws.



                            Issuance of New Warrant

                  If said number of shares shall not be all the shares issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares less any fraction of a share paid in cash.



Signature:
          ----------------------------------------------------------------------
          Note: The above signature should correspond exactly with the name on the face of the attached Warrant or with the name of the assignee appearing in the assignment form below.

                               Page 2 of Annex 1

                                                                        Annex 2

                                   Assignment

                  For value received, the undersigned hereby sells, assigns and transfers unto:

Name:________________________________________________
         (Please type or print in block letters)


Address:_____________________________________________

the right to purchase Common Stock (as defined in the attached Warrant) represented by the attached Warrant to the extent of _______________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ________________________________________________________________
__________________________________________________, attorney-in-fact, to transfer said Warrant on the books of Cereus Technology Partners, Inc., with full power of substitution in the premises.



Dated:________________


Signature:
          ----------------------------------------------------------------------
           Note: The above signature should correspond exactly with the name on the face of the attached Warrant.